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American Century Variable Portfolios II, Inc.                                                       Bylaws
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                              AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                                                 BY-LAWS

                              as amended and restated as of December 7, 2007

                                                 OFFICES

         Section 1.  The registered office shall be in the City of Baltimore, State of Maryland.

         Section 2.  The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the
Corporation may require.

                                         MEETINGS OF STOCKHOLDERS

         Section 3.  Meetings of the stockholders shall be held at the office of the Corporation in
Kansas City, Missouri or at any other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

         Section 4.  The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of Directors is not required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), to be acted upon by the holders of any class or series of stock of the Corporation.  The use of the term "annual meeting," wherever found in these By-laws, shall not be construed to imply a requirement that a stockholder meeting be held annually.  In the event that the
Corporation shall be required by the Investment Company Act to hold an annual meeting of stockholders to elect Directors, such meeting shall be held at a date and time set by the Board of Directors in accordance with the Investment Company Act (but in no event later than 120 days after the occurrence of the event requiring the election of Directors).  Any annual meeting that is not required by the
Investment Company Act shall be held on a date and time during the month of July set by the Board of
Directors.  At any annual meeting, the stockholders shall elect a Board of Directors and may transact any business within the powers of the Corporation.  Any business of the Corporation may be transacted at an annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice.

         Section 5.  The presence at any stockholders meeting, in person or by proxy, of stockholders entitled to cast one third of the votes entitled to vote thereat shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-laws.  Where the approval of any particular item of business to come before a meeting requires the approval of one or more than one class or series of stock, voting separately, the holders of one third of the votes of each of such classes or series entitled to be voted must be present to constitute a quorum for the transaction of such item of business.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than 90 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

         Section 6.  When a quorum is present at any meeting, a majority of all the votes cast is sufficient to approve any matter which properly comes before the meeting, unless a different vote for such matter is specified by law, by the Articles of Incorporation or by these By-laws, in which case such different specified vote shall be required to approve such matter.

         Section 7.  Special meetings of the stockholders may be called at any time by the Board of
Directors, or by the Chairman of the Board, the President, a Vice President, the Secretary or an
Assistant Secretary.

         Section 8.  Special meetings of the stockholders shall be called by the Secretary upon written request of stockholders entitled to cast at least 10 percent of all the votes entitled to be cast at such meeting.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.  After verification of the sufficiency of such request, the Secretary shall then inform the requesting stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting.  Upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to notice of such meeting; provided, however, unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, no special meeting need be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months.

         Section 9.  Not less than ten nor more than 90 days before the date of every stockholders'
meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating
(i-the time and place of the meeting and, (ii)-the purpose or purposes for which the meeting is called if the meeting is a special meeting, or if notice of the purpose of the meeting is required by statute to be given.  Such notice shall be given either by mail or by presenting it to the stockholder personally or by leaving it at his residence or usual place of business.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

         Section 10.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

         Section 11.  At all meetings of stockholders, a stockholder may vote the shares owned of record by him on the record date (determined in accordance with Section 42 hereof) for each such stockholder'
meeting either in person or by written proxy signed by the stockholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy.  At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

                                                DIRECTORS

         Section 12.  The number of Directors of the Corporation shall be seven.  By vote of a majority of the entire Board of Directors, the number of Directors fixed by the Articles of Incorporation or by these By-laws may be increased or decreased from time to time to a number not exceeding 11 nor less than seven, but the tenure of office of a Director shall not be affected by any decrease in the number of
Directors so made by the Board.  Until the first annual meeting of stockholders or until successors are duly elected and qualify, the Board shall consist of the persons named as such in the Articles of
Incorporation.  At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to hold office until the next annual meeting or until their successors are elected and qualify.  A plurality of all the votes cast at an annual meeting at which a quorum is present shall be required to elect Directors of the Corporation.  Each Director, upon his election, shall qualify by accepting the Office of Director, and his attendance at, or his written approval of the minutes of, any meeting of the newly-elected directors shall constitute his acceptance of such office, or he may execute such acceptance by a separate writing, which shall be placed in the minute book.  Directors need not be stockholders of the Corporation.

         Section 13.  The business and affairs of the Corporation shall be managed by its Board of
Directors, which may exercise all the powers of the Corporation, except such as are by law and by the
Articles of Incorporation or by these By-laws conferred upon or reserved to the stockholders.

                                    MEETINGS OF THE BOARD OF DIRECTORS

         Section 14.  Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

         Section 15.  The first meeting of each newly-elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly-elected Directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly-elected Board of Directors, or if such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of
Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 16.  Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be fixed by resolution adopted by the full Board of Directors.  Adoption of such resolution shall constitute notice of all meetings held pursuant thereto.

         Section 17.  Special meetings of the Board of Directors may be called at any time by the Board of Directors or the Executive Committee, if one be constituted, by vote at a meeting, or by the Chairman of the Board, the President or by a majority of the Directors or a majority of the members of the
Executive Committee in writing with or without a meeting.  Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the call.

         Section 18.  Notice of the place and time of every special meeting of the Board of Directors shall be served on each Director or sent to him by telegraph, or by leaving the same at his residence or usual place of business at least three days before the date of the meeting, or by mail at least seven days before the date of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his address as it appears on the records of the
Corporation, with postage thereon prepaid.

         Section 19.  At all meetings of the Board a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Articles of
Incorporation or these By-laws.  If a quorum shall not be present at any meeting of Directors, the
Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 20.  Unless otherwise restricted by the Articles of Incorporation or these By-laws, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at such meeting.

         Section 21.  Any action required or permitted to be taken at any meeting of the Board of
Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                                         COMMITTEES OF DIRECTORS

         Section 22.  The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more Directors, and may delegate to such committees any of the powers of the Board of Directors, except the power to recommend to the stockholders any action which requires stockholder approval, amend the By-laws, and approve any merger or share exchange that does not require stockholder approval or issue stock.  The Board of Directors may also delegate to a committee of the Board or to an officer of the Corporation the power to fix the amount and other terms of distributions, provided that the Board of Directors has given general authorization for such distributions and has established a method or procedures for determining the maximum amount of the distribution.  However, if the Board of Directors, subject to the terms and provision of the Articles of
Incorporation, has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.  In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its duties, proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors.  In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

         Section 23.  All committees of the Board of Directors shall keep minutes of their proceedings and shall report the same to the Board of Directors at the next Board of Directors meeting.  Any action by any of such committees shall be subject to the revision and alteration by the Board of Directors, provided that no rights of the third persons shall be affected by any such revision or alteration.

                                             WAIVER OF NOTICE

         Section 24.  Whenever any notice of the time, place or purpose of any meeting of stockholders,
Directors or committee is required to be given under the provisions of a statute or under the provisions of the Articles of Incorporation or these By-laws, each person who is entitled to the notice waives notices if (i)-he, before or after the meeting, signs a waiver of notice which is filed with the records of the meeting, or (ii)-such person is present in person at the meeting if the meeting in question is of the Board of Directors or a committee or, if the meeting in question is of the stockholders, if such person is present either in person or by proxy.

                                                 OFFICERS

         Section 25.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Vice President, a Secretary, a Treasurer and a Chief Compliance Officer.
The Board of Directors may also choose a Chairman of the Board, a Vice Chairman of the Board, additional
Vice Presidents, one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers.
If chosen, the Chairman and Vice Chairman of the Board shall be selected from among the Directors but shall not be considered officers of the Corporation.  Officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.  If no annual meeting of stockholders shall be held in any year, such election of officers may be held at any regular or special meeting of the Board of Directors as shall be determined by the Board of Directors.

         Section 26.  Two or more offices, except those of President and Vice President, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers.

         Section 27.  The Board of Directors, at any meeting thereof, may appoint such additional officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 28.  The salaries of all officers and agents of the Corporation shall be fixed by the
Board of Directors.

         Section 29.  The officers of the Corporation shall serve for one year and until their successors are chosen and qualify.  Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the Board of Directors at any meeting thereof.

                                 CHAIRMAN AND VICE CHAIRMAN OF THE BOARD

         Section 30.  If a Chairman of the Board be elected, he shall preside at all meetings of the stockholders and Directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these By-laws.  The board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President.

         Section 31.  If a Vice Chairman of the Board be elected, he shall preside at all meetings of the stockholders and Directors at which the Chairman is absent and shall have such other duties, powers and authority as may be prescribed elsewhere in these By-laws.  The Board of Directors may delegate such other authority and assign such additional duties to the Vice Chairman of the Board, other than those conferred by law exclusively upon the President.

                                                PRESIDENT

         Section 32.  Unless the Board otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and he shall carry into effect all directions and resolutions of the Board.  The President, in the absence of the Chairman of the Board or if there be no Chairman of the Board, shall preside at all meetings of the stockholders and Directors.  He shall have such other or further duties and authority as may be prescribed elsewhere in these By-laws or from time to time by the Board of Directors.  If a Chairman of the Board be elected or appointed and designated as the chief executive officer of the Corporation, as provided in Section
30, the President shall perform such duties as may be specifically delegated to him by the Board of
Directors or are conferred by law exclusively upon him and in the absence, disability, or inability or refusal to act of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

                              VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS

         Section 33.  The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 34.  The Assistant Vice President, if any, or if there be more than one, the Assistant
Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the Vice President, perform the duties and exercise the powers of the Vice President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   SECRETARY AND ASSISTANT SECRETARIES

         Section 35.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary.

         Section 36.  The Assistant Secretary, if any, or if there be more than one, the Assistant
Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  THE TREASURER AND ASSISTANT TREASURER

         Section 37.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Corporation and shall deposit all monies, and other valuable effects in the name and to the credit of the
Corporation in such depositories as may be designated by the Board of Directors.

         Section 38.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the
Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires an account of all his transactions as Treasurer and of the financial condition of the Corporation.  He shall perform all of the acts incidental to the office of Treasurer, subject to the control of the Board of
Directors.

         Section 39.  If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 40.  The Assistant Treasurer, if any, or if there shall be more than one, the Assistant
Treasurers in the order determined by the Board of Directors, or if there be no such determination, the
Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the
Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                       THE CHIEF COMPLIANCE OFFICER

         Section 41.  The Chief Compliance Officer shall be the principal officer of the Corporation responsible for administering its compliance policies and procedures.  The Chief Compliance Officer shall have the power to develop and enforce policies and procedures reasonably designed to prevent the
Corporation from violating the securities laws applicable to its operations.  The Chief Compliance
Officer shall serve at the pleasure of the Board of Directors and reports directly to the Board.  The
Chief Compliance Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these Bylaws, or the federal securities laws.

                                            GENERAL PROVISIONS

                                        CLOSING OF TRANSFER BOOKS

         Section 42.  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders of record for any other proper purpose.  Such date, in any case, shall be not more than 90 days, and in case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.
In lieu of fixing a record date, prior to the date on which the particular action requiring such determination of stockholders is to be taken, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, 20 days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

         Section 43.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

                                                DIVIDENDS

         Section 44.  Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property, or in its own shares.  The authority of the Board of Directors regarding the declaration and payment of dividends is subject, however, to the provisions of the Investment Company Act, the laws of Maryland and the
Articles of Incorporation.

                                         EXECUTION OF INSTRUMENTS

         Section 45.  All documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks, drafts, and orders for payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, and other instruments requiring execution by the Corporation, shall be signed by such officer or officers as the Board of Directors may from time to time designate or, in the absence of such designation, by the President.

                                               FISCAL YEAR

         Section 46.  The fiscal year of the Corporation shall end on December 31 of each year unless the Board of Directors shall determine otherwise.

                                                   SEAL

         Section 47.  The corporate seal of the Corporation shall have inscribed thereon the name and the state of incorporation of the Corporation.  The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.  In lieu of affixing the corporate seal to any document it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word "(Seal)" adjacent to the signature of the authorized officer of the Corporation.

                                               STOCK LEDGER

         Section 48.  The Corporation shall maintain at its office in Kansas City, Missouri, an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder.  Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

                                            STOCK CERTIFICATES

         Section 49.  Certificates of stock of the Corporation shall be in the form approved by the
Board of Directors.  Subject to Section 49 below, every holder of stock of the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by the President, or any Vice
President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
Secretary, certifying the number and kind of shares owned by him in the Corporation.  Such certificate may be sealed with the corporate seal of the Corporation.  Such signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal.  In case any officer, transfer agent, or registrar who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer, transfer agent or registrar
(because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 50.  The Board of Directors, by resolution, may at any time authorize the issuance without certificates of some or all of the shares of one or more of the classes or series of the
Corporation's stock.  Such issuances without certificates shall be made in accordance with the requirements therefor set forth in Sections 2-210(c) and 2-211 of the Maryland General Corporation Law
and Article 8 of the Maryland Commercial Law Article (or any successor provisions to such statutes).
Such authorization will not affect shares already represented by certificates until such shares are surrendered to the Corporation for transfer, cancellation or other disposition.

                    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

         Section 51.  (a)  The Corporation shall indemnify any individual ("Indemnitee") who is a present or former director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan who, by reason of his position was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a "Proceeding") against any judgments, penalties, fines, amounts paid in settlement, and expenses (including attorneys' fees) actually and reasonably incurred by such Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under Maryland law.
The Corporation shall pay any reasonable expenses so incurred by such Indemnitee in defending a
Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under Maryland law.  Subject to any applicable limitations and requirements set forth in the Corporation's Articles of Incorporation and in these By-laws, any payment of indemnification or advance of expenses shall be made in accordance with the procedures set forth in Maryland law.

         (b)      Anything in this Section 51 to the contrary notwithstanding, nothing in this Section
51 shall protect or purport to protect any Indemnitee against any liability to the Corporation or its stockholders, whether or not there has been an adjudication of liability, to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office ("Disabling Conduct").

         (c)      Anything in this Section 51 to the contrary notwithstanding, no indemnification shall be made by the Corporation to any Indemnitee unless:

                  (i)      there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of
                           Disabling Conduct; or

                  (ii)     in the absence of such a decision, the Corporation's Board of Directors, based upon a review of the facts, forms a reasonable belief that the Indemnitee was not liable by reason of Disabling Conduct, which reasonable belief may be formed:

                           (A)      by the vote of a majority of a quorum of directors who are neither
                                    "interested persons" of the Corporation as defined in Section
                                    2(a)(19) of the Investment Company Act, nor parties to the
                                    Proceeding; or

                           (B)      based on a written opinion of independent legal counsel.

         (d)      Anything in this Section 51 to the contrary notwithstanding, any advance of expenses by the Corporation to any Indemnitee shall be made only upon the undertaking by such Indemnitee to repay the advance unless it is ultimately determined that such Indemnitee is entitled to indemnification as above provided, and only if one of the Corporation's Board of Directors:

                  (i)      obtains assurances that the advance will be repaid by (A) the Corporation receiving collateral from the Indemnitee for his undertaking or (B) the
                           Corporation obtaining insurance against losses by reason of any lawful advances;; or

                  (ii)     has a reasonable belief that the Indemnitee has not engaged in Disabling
                           Conduct and will ultimately be found entitled to indemnification, which reasonable belief may be formed:

                           (A)      by a majority of a quorum of directors who are neither "interested persons" of the Corporation as defined in Section 2(a)(19) of the
                                    Investment Company Act, nor parties to the Proceeding; or

(B)      based upon a written opinion of an independent legal counsel that in turn is based on counsel's review of readily available facts (which review shall not require a full trial-type inquiry).

         (e)      The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 51 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (f)      The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 51 shall, unless otherwise provided when authorized or ratified, continue as to an
Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such an Indemnitee.

         (g)      For purposes of this Section 51, references to (i) the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another trust, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 51 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;
(ii) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (iii) "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(h)      This Section 51 does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Corporation as defined in Subsection
                  (a) of this Section 51. Nothing contained in this Section 51 shall limit any right to indemnification to which such a director, investment manager or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Section 51.

         Section 52.  To the fullest extent permitted by applicable Maryland law and by Sections 17(h)
and 17(i) of the Investment Company Act, or any successor provisions thereto or interpretations thereunder, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the
Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability pursuant to
Section 2-418 of the Maryland General Corporation Law.

                                                AMENDMENTS

         Section 53.  The Board of Directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any or all By-laws of the Corporation and to adopt new By-laws.

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